                                                            EXHIBIT 5


                               McDermott, Will & Emery
                               227 West Monroe Street
                            Chicago, Illinois  60606-5096
                                   312-372-2000
                               Facsimile 312-984-7700


                                     May 3, 1996




Whittman-Hart, Inc.
311 South Wacker Drive
Suite 3500
Chicago, Illinois  60606


     Re: 2,4000,000 shares of Common Stock (par value $0.01 per share) for Whittman-Hart, Inc.'s 1995 Stock Incentive Plan and Employee Stock Purchase Plan (the "Plans")
          ----------------------------------------------------

Gentlemen:

     We have acted as counsel for Whittman-Hart, Inc. (the "Company") in connection with the adoption of the Plans, with respect to which there is being prepared and filed a Registration Statement on Form S-8 (the "Registration Statement") for the registration under the Securities Act of 1933, as amended, of 2,400,00 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock"), which may be issued pursuant to the Plans.

     We have examined or considered:

     1.  A copy of the Company's Amended and Restated Certificate of
         Incorporation.

     2.  The By-Laws of the Company.

     3. Telephonic confirmation of the Secretary of State of Delaware, as of a recent date, as to the good standing of the Company in that state.

     4. A copy of resolutions duly adopted by the Board of Directors of the Company relating to the Plans.

     5.  A copy of the Plans.

Whittman-Hart, Inc.
May 3, 1996
Page 2


     In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion.

     Based on the foregoing, we are of the opinion that:

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         (b) All legal and corporate proceedings necessary for the authorization, issuance and delivery of the shares of Common Stock under the Plans have been duly taken, and the Common Stock, upon issuance pursuant to the terms of the Plans, will be duly authorized, legally and validly issued, fully paid and nonassessable.

     We hereby consent to all references to our Firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement.


                                      Very truly yours,


                                      /s/ McDermott, Will & Emery

                                      McDermott, Will & Emery